UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2022

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Receives Initial Order for Multiple Product Types from Concorde-Corodex Group Serving Law Enforcement Agencies in Dubai, UAE and Other Middle East Countries

Some Products Already Completed and Shipped for Feature at the Intersec International Trade Fair for Safety and Security in Dubai, January 16-18, 2022

SARNIA, ON / January 19, 2022 / Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, is pleased to announce a new order for a variety of Lamperd products with full payment being received in December. This order was placed by the well established Concorde-Corodex Group of Dubai, UAE which serves law enforcement agencies in the region (www.corodex.com). The order includes some of the most advanced Lamperd products as well as related ancillary items.

This order is being processed in two parts. Manufacturing and shipment for the first group of products has already been completed. These first products have now been received by Concorde-Corodex Group which exhibited them this week at the Intersec International Trade Fair for Safety and Security being held in Dubai on January 16-18, 2022. The second and larger group of products is currently being manufactured and will be shipped when ready.

Lamperd representative Amer Ebied, who was instrumental in establishing a working relationship with Concorde-Corodex Group and in securing this initial order, was on site at the Intersec event as well. The previous Intersec event was attended by over 34,000 security industry visitors from 135 countries. For more details visit the official Intersec site at https://www.tradefairdates.com/Intersec-M201/Dubai.html.

On the opening day of the Intersec Expo, H.H. Sheikh Mansoor bin Mohammed bin Rashid Al Maktoum, Chairman of the Dubai Council for Border Crossing Points Security personally visited the Lamperd Less Lethal product presentation on site. Lamperd’s Amer Ebied and members of the Concorde-Corodex Group met directly with the Sheikh to discuss security solutions and have established ongoing discussions for more applications of our products in the UAE.

H.H. Sheikh Mansoor bin Mohammed bin Rashid Al Maktoum can be seen visiting our exhibit at Intersec 2022 and inspecting Lamperd products in photos and a video now available on the home page of the Lamperd Less Lethal website at http://www.lamperdlesslethal.com.

More information on the Sheikh’s activities at Intersec 2022 can also be seen here: http://wam.ae/en/details/1395303011668 T.  The event hosted key speakers in the UAE, with global experts and government leaders spearheading the opening of the Cyber Security Lab at the three-day conference. During his tour of the exhibition, Sheikh Mansoor was accompanied by Hilal Saeed Al Marri, Director General of the Department of Economy and Tourism in Dubai.

Barry Lamperd, CEO of Lamperd Less Lethal stated, “Our manufacturing and order fulfillment team worked diligently in December to make sure the first part of this important order was completed and shipped on time for our new customer, Concorde-Corodex Group.  We are especially impressed by the personal visit of H.H. Sheikh Mansoor bin Mohammed bin Rashid Al Maktoum to our exhibit at the very important Intersec event this week. Now that we have opened direct discussions with the Sheikh and his staff, Amer Ebied and our Concorde-Corodex Group associates will be working to provide all of the most advanced, effective and safest less lethal products needed to meet the high security requirements of the UAE region.

About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

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For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: January 19, 2022	By:	/s/ Barry Lamperd
Barry Lamperd
President

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